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                                IPALCO ENTERPRISES, INC.

                    Exhibit 11.1 - Computation of Per Share Earnings


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                        For the Quarter Ended September 30, 1995


QUARTER ENDED SEPTEMBER 30, 1995:                                                                         Fully
                                                                                   Primary               Diluted
                                                                                  ----------            ----------
Weighted Average Number of Shares
        Average Common Shares Outstanding at 9/30/95                              37,830,004            37,830,004
        Dilutive (Anti-Dilutive) Effect for Stock Options at 9/30/95                  (2,361)               45,821
                                                                                  ----------            ----------
        Weighted Average Shares at 9/30/95                                        37,827,643            37,875,825
                                                                                  ==========            ==========

Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                            (Dollars in thousands)
       Net Income                                                                    $39,543               $39,543
                                                                                  ==========            ==========

Earnings Per Average Common Share                                                      $1.05 (a)             $1.04 (a)
                                                                                  ==========            ==========



                      For the Nine Months Ended September 30, 1995


NINE MONTHS ENDED SEPTEMBER 30, 1995:                                                                     Fully
                                                                                   Primary               Diluted
                                                                                  ----------            ----------
Weighted Average Number of Shares
        Average Common Shares Outstanding at 9/30/95                              37,821,004            37,821,004
        Dilutive (Anti-Dilutive) Effect for Stock Options at 9/30/95                 (32,314)               45,821
                                                                                  ----------            ----------
        Weighted Average Shares at 9/30/95                                        37,788,690            37,866,825
                                                                                  ==========            ==========
Net Income To Be Used To Compute Fully
   Diluted Earnings Per Average Common Share                                            (Dollars in thousands)
       Net Income                                                                    $83,330               $83,330
                                                                                  ==========            ==========

Earnings Per Average Common Share                                                      $2.21 (a)             $2.20 (a)
                                                                                  ==========            ==========





Note:
(a)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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